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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statements filed by Security Capital Group Incorporated on Form S-8 No's. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537, 333-48167,
333-38539, 333-61395, 333-65688, 333-65704, Form S-4 No's. 333-61401 and
333-47926 and Form S-3 No. 333-64979 of our report dated January 31, 2002, except as to note 3, which is as of March 13, 2002, with respect to the consolidated balance sheets of CarrAmerica Realty Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K/A of Security Capital Group Incorporated.

                                       KPMG LLP

Washington, D.C.
April 11, 2002